As filed with the United States Securities and Exchange Commission on June 27, 2016

Registration No. 333-140652

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

Registration Statement Under The Securities Act of 1933

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5665602 (I.R.S. Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Ralph E. Hardy, Esq.

Executive Vice President and General Counsel

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, CO 80202

(303) 299-8257

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    o

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    o

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer   xAccelerated filer   oNon-accelerated filer  oSmaller reporting company  o

Deregistration of Unsold Securities/Termination of Effectiveness.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-140652), filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2007 (the “Registration Statement”) by National CineMedia, Inc. (the “Registrant”), relating to the registration of 2,576,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Registrant issuable under Registrant’s 2007 Equity Incentive Plan.

In accordance with the Registrant’s undertakings in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all shares of Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, on this 27th day of June 2016.

NATIONAL CINEMEDIA, INC.

By: /S/ ANDREW J. ENGLAND________________________

Andrew J. England

Chief Executive Officer and Director

(Principal Executive Officer)

Signatures	Title	Date

/S/ ANDREW J. ENGLAND Andrew J. England	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2016

/S/ DAVID J. ODDO David J. Oddo	Senior Vice President, Finance and Interim Co-Chief Financial Officer (Principal Financial Officer)	June 27, 2016

/S/ JEFFREY T. CABOT Jeffrey T. Cabot	Senior Vice President, Controller and Interim Co-Chief Financial Officer (Principal Accounting Officer)	June 27, 2016

* Scott N. Schneider	Non-Employee Executive Chairman	June 27, 2016

Peter B. Brandow	Director	June 27, 2016

* Lawrence A. Goodman	Director	June 27, 2016

* David R. Haas	Director	June 27, 2016

* Stephen L. Lanning	Director	June 27, 2016

Thomas F. Lesinski	Director	June 27, 2016

Paula Williams Madison	Director	June 27, 2016

* Lee Roy Mitchell	Director	June 27, 2016

Craig R. Ramsey	Director	June 27, 2016

*By: /S/ RALPH E. HARDY_______________________

Ralph E. Hardy

Attorney in fact

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